As filed with the Securities and Exchange Commission
                               on February 26, 1997

                                                      Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

 BREED TECHNOLOGIES, INC.(Exact name of registrant as specified in its charter)

Delaware                                                              22-2767118
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

5300 Old Tampa Highway, Lakeland, Florida                                 33811
(Address of Principal Executive Offices)                              (Zip Code)

                        1992 EMPLOYEE STOCK PURCHASE PLAN
                             1992 STOCK OPTION PLAN
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                           Charles J. Speranzella, Jr.
                            Breed Technologies, Inc.
                             5300 Old Tampa Highway
                             Lakeland, Florida 33811
                     (Name and Address of Agent For Service)

                               (941) 668-6000
         (Telephone Number, Including Area Code, of Agent for Service)


                CALCULATION OF REGISTRATION FEE

                            Proposed   Proposed
Title of                    Maximum    Maximum
Securities     Amount       Offering   Aggregate    Amount of
to be          to be        Price      Offering     Registration
Registered     Registered   Per Share  Price        Fee

Common Stock,  800,000      $22.562(2) $18,049,600(2)  $5,470
$.01 par       shares(1)
value
--------------------------------------------------------------------------------
(1)An aggregate of 800,000 shares are registered hereunder. Such shares will be offered by the Registrant pursuant to its 1992 Employee Stock Purchase Plan, 1992 Stock Option Plan or 1994 Stock Incentive Plan.

(2)Estimated solely for the purpose of calculating the registration fee, and based upon the average of the reported high and low prices of the Registrant's Common Stock on the New York Stock Exchange on February 20, 1997 in accordance with Rules 457(c)and 457(h) of the Securities Act of 1933.



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       The shares registered hereby may be offered under the 1992 Employee Stock
Purchase Plan, 1992 Stock Option Plan or 1994 Stock Incentive Plan of Breed Technologies, Inc. (the "Registrant"). This Registration Statement also amends the Registrant's Registration Statements on Form S-8 (File Nos. 33-54988, 33-54990 and 33-73350 relating to the Registrant's 1992 Employee Stock Purchase Plan and 1992 Stock Option Plan to provide that shares registered under such Registration Statements may be issued under the Registrant's 1994 Stock Incentive Plan.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1992 Employee Stock Purchase Plan, 1992 Stock Option Plan or 1994 Stock Incentive Plan of the Registrant pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interest of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

The indemnification of directors and officers is provided for by Article 8 of the Registrant's Second Restated Certificate of Incorporation which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Second Restated Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 7 of the Registrant's Second Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits and the exhibits listed thereon are incorporated herein by reference.

Item 9.           Undertakings.

         1.       The Registrant undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida on the 26th day of February, 1997.


                                                       BREED TECHNOLOGIES, INC.




                                                          By:/s/ Allen K. Breed
                                                                  Allen K. Breed
                                                         Chairman, President and
                                                         Chief Executive Officer




                                POWER OF ATTORNEY

We, the undersigned officers and directors of Breed Technologies, Inc., hereby severally constitute Allen K. Breed and Charles J. Speranzella, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Breed Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                                    Date


/s/Allen K. Breed                   Chairman, and              February 26, 1997
Allen K. Breed                      Chief Executive
                                    Officer (Principal
                                    Executive Officer)


/s/ Johnnie Cordell Breed           President, Chief           February 26, 1997
Johnnie Cordell Breed               Operating Officer
                                    and Director



/s/ Edward H. McFadden              Executive Vice President   February 26, 1997
Edward H. McFadden                  and Chief Financial
                                    Officer (Principal
                                    Financial Officer)


/s/ Thomas F. Dugan                 Corporate Controller       February 26, 1997
Thomas F. Dugan                     (Principal
                                    Accounting Officer)



/s/ Peter A. Lewis                  Director                   February 26, 1997
Peter A. Lewis


/s/ Larry W. McCurdy                Director                   February 26, 1997
Larry W. McCurdy

                       Exhibit Index


Exhibit
Number                 Description                                          Page

  4.1                  Second Restated Certificate of                         *
                       Incorporation of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration
                       Statement on Form S-8 (File No. 33-54988)
                       (the "Form S-8") and incorporated herein by reference)

  4.2                  Amended and Restated By-Laws of the                     *
                       Registrant (filed as Exhibit 3.3 to the
                       Registrant's Registration Statement on Form S-1
                       (File No. 33-51868) (the "Form S-1") and incorporated herein by reference)

  4.3                  Specimen Certificate of Common Stock of                 *
                       the Registrant (filed as Exhibit 4.1 to the Form S-1 and incorporated herein by reference)

  4.4                  Description of Capital Stock (contained                 *
                       in the Second Restated Certificate of
                       Incorporation of the Registrant filed as
                       Exhibit 4.1 to the Form S-8 and
                       incorporated herein by reference)

  5                    Opinion of Hale and Dorr                                8

 23.1                  Consent of Hale and Dorr                                8
                       (included in Exhibit 5)

 23.2                  Consent of Ernst & Young LLP                            9
 23.2                  Consent of KPMG Peat Marwick LLP                       10
 24 Power of Attorney (included on the signature page of this Registration Statement)

 --------
*Incorporated herein by reference.

                                                                       Exhibit 5


                                                               February 26, 1997

Breed Technologies, Inc.
5300 Old Tampa Highway
Lakeland, Florida 3381

         Re:      1992 Employee Stock Purchase Plan;
                  1992 Stock Option Plan;
                  1994 Stock Incentive Plan

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 800,000 shares of Common Stock, $.01 par value per share (the "shares"), of Breed Technologies, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1992 Employee Stock Purchase Plan, as amended, 1992 Stock Option Plan, as amended and 1994 Stock Incentive Plan (the "Plans").

We have examined the Second Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plans, and such Shares, when issued and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                     Very truly yours,


                                                     HALE AND DORR

                                                                    Exhibit 23.2






                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


The Board of Directors
Breed Technologies, Inc.:

We consent to the incorporation by reference in the registration statement (No.33- )on Form S-8 of Breed Technologies, Inc. of our report dated July 21, 1995 relating to the consolidated balance sheet of Breed Technologies, Inc. and subsidiaries as of June 30, 1995, and the related consolidated statements of earnings, retained earnings, and cash flows for each of the years in the two-year period ended June 30, 1995, which report appears in the June 30, 1996 annual report on Form 10-K of Breed Technologies, Inc.




/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Tampa, Florida
February 25, 1997

                                                                    Exhibit 23.2






               CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1992 Employee Stock Purchase Plan, 1992 Stock Option Plan and 1994 Stock Incentive Plan, of our report dated July 23, 1996, with respect to the consolidated financial statements of BREED Technologies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP
Ernst & Young LLP
Tampa, Florida
February 20, 1997


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